EXHIBIT 23.1

Weinberg & Baer LLC
115 Sudbrook Lane, Baltimore, MD 21208
Phone (410) 702-5660

Ms. Ludmila Dijokiene
Flaster Corp.
3422 Old Capitol Trail
Wilmington, DE 19808

Dear Ms. Dijokiene:

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation in the Registration Statement of Flaster Corp. on Form S-1 of our report on the financial statements of the Company as its registered independent auditor dated June 12, 2014, as of and for the periods ended April 30, 2014 and from inception to April 30, 2014. We further consent to the reference to our firm in the section on Experts.

Respectfully submitted,
Weinberg & Baer LLC
Baltimore, Maryland
August 20, 2014